Exhibit 21.1

DGT HOLDINGS CORP.

PRINCIPAL SUBSIDIARIES

AS OF JULY 28, 2012

Name DM Imaging Corp. Villa Immobiliare Srl RFI Corporation	Jurisdiction of Incorporation or Organization Delaware Italy Delaware